Exhibit 10.8

SECOND AMENDMENT

OF

APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

(2005 Restatement)

The “APOGEE ENTERPRISES, INC. PARTNERSHIP PLAN” as adopted by APOGEE ENTERPRISES, INC., a Minnesota corporation, and first effective June 25, 1987, and as amended and restated in a document entitled “Apogee Enterprises, Inc. Partnership Plan (2005 Restatement)” effective January 1, 2005 and as amended by prior amendment is hereby further amended in the following respects:

1. SHARES SUBJECT TO PLAN. Effective as of the date this Amendment is adopted, Section 6.9 of the Plan Statement is amended to read in full as follows:

6.9. Shares Subject to Plan. Apogee hereby authorizes Two Million Fourteen Thousand (2,014,000) shares of Common Stock to be issued or purchased and designated as Pool A Common Stock pursuant to this Plan. Any Pool A shares that are returned to Apogee by Disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool A.

2. SHARES SUBJECT TO PLAN. Effective as of the date this Amendment is adopted, Section 7.12 of the Plan Statement is amended to read in full as follows:

7.12. Shares Subject to Plan. Apogee hereby authorizes One Million Three Hundred Thirty-One Thousand (1,331,000) shares of Common Stock to be issued or purchased and designated as Pool B Restricted Stock pursuant to the Plan. Any Restricted Stock awarded to Participants that are returned to Apogee by forfeiture or disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool B.

3. SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.

February 27, 2009	APOGEE ENTERPRISES, INC.

	By	/s/ Russell Huffer
Its Chairman and Chief Executive Officer